EXHIBIT 10.44

                              EMPLOYMENT AGREEMENT


        This Employment Agreement (the "Agreement") is made and entered into as of this 1st day of July, 1998 (the "Effective Date"), by and between CCAIR, Inc., a Delaware Corporation (the "Company" or "CCAIR") and Eric W. Montgomery ("Employee").

W I T N E S S E T H   T H A T:

        WHEREAS, Employee is currently employed by the Company and the Company desires to continue to employ Employee; and Employee desires to continue to be employed by the Company, upon the terms and conditions hereinafter set forth; and

        WHEREAS, the Company and Employee desire to expressly set forth in this Agreement the terms of Employee's employment with the Company; and

        WHEREAS, the Company has determined that the best interests of the Company would be served by entering into this Agreement with Employee; and

        WHEREAS, the Company and Employee are both legally able, and not restricted by prior agreements with other parties, to enter into this Agreement; and

        NOW, THEREFORE, the parties, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained, and intending to be legally bound hereby, do contract and agree as follows:

        1. Employment. The Company hereby employs Employee and Employee hereby accepts employment by the Company and agrees to perform his duties and responsibilities hereunder upon all of the terms and conditions as are hereinafter set forth.

        2. Duties. Employee shall serve the Company in the capacities of Vice President-Finance. Employee shall be responsible for supervising and directing all finances of the Company. Employee shall otherwise be responsible for carrying out such other duties and services for the Company commensurate with Employee's position, as may be designated from time to time by the Chief Executive Officer of the Company (the "CEO").

        3. Term of Employment. Employee's term of employment under this Agreement shall commence on the Effective Date and shall terminate on the last day of the calendar month which is twelve (12) calendar months after the Effective Date, unless further extended as hereinafter set forth. Commencing on each successive anniversary of the Effective Date, the Agreement shall automatically be extended for an additional twelve (12) months without further action by either party unless one party provides the other fifteen (15) days written notice that such party does not wish to extend the term of this Agreement. The fifteenth (15th) day following the date of such notice shall be deemed to be a "Termination Date" for purposes of this Agreement.

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                                                                   EXHIBIT 10.44

        4. Extent of Service. Employee shall devote such time and attention as is required to perform his obligations under this Agreement and will at all times faithfully and industriously, consistent with his ability, experience and talent, perform his duties hereunder under the direction of the CEO.

        5. Compensation. During the term of this Agreement, the Company agrees to pay to Employee, and Employee agrees to accept from the Company, in full payment for services rendered by Employee and work to be performed by him under the terms of this Agreement, the following:

               A. During the first year under this Agreement, an annual base salary of One Hundred Thousand Dollars ($100,000). Thereafter, the amount of Employee's base salary shall be adjusted as determined by the Compensation Committee of the Board of Directors of the Company. Employee's base salary for each year shall be payable to him in accordance with the reasonable payroll practices of the Company, as from time to time, in effect for executive personnel (but in no event less often than monthly).

               B. Employee shall participate in the Company's Bonus Plan, or any successor bonus plan or program for key executives.

               C. Discretionary compensation, bonuses and benefits in addition to those provided for herein in such amounts and at such times as the Compensation Committee of the Board of Directors of the Company shall determine.

        6. Benefits. The Company shall provide Employee four weeks annual vacation time, excluding Company holidays. In addition, the Company shall pay for or provide Employee such benefits, including but not limited to coverage under the Company's major medical, accident, health, dental, disability and life insurance plans, as are available to other employees of the Company (and, to the extent provided by such policies, Employee's dependents).

        7. Reimbursement of Benefits. The Company agrees to promptly reimburse Employee, within fifteen (15) days after presentation of receipts and other appropriate documentation, for all reasonable, ordinary and necessary travel costs and other necessary expenses incurred by Employee in performing his duties pursuant to this Agreement.

        8. Deductions. Deductions shall be made from Employee's compensation for social security, federal and state withholding taxes, and any other such taxes as may, from time to time, be required by governmental authority.

        9. Termination. Employee's employment with the Company shall be terminated as hereinafter provided.

               A.     Disability.

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                                                                   EXHIBIT 10.44

                      (i) In the event Employee shall become mentally or physically disabled so as to be unable to perform his duties hereunder (such determination to be made solely by the Company) for six (6) consecutive months, the Company shall have the right to terminate Employee's employment with the Company upon the expiration of such six (6) month period; provided, however, that the Company shall be obligated to provide Employee with the such severance compensation and benefits as hereinafter provided.

                      (ii) In the event Employee's employment is terminated by the Company due to a disability as provided herein, the Company shall continue to provide Employee with the basic major medical insurance benefits maintained by the Company and shall pay Employee such severance compensation as hereinafter provided for a period (the "Severance Period") which shall be twelve (12) months from the date of Employee's termination. Employee's severance compensation ("Severance Compensation") shall be determined as follows: during the Severance Period Employee shall receive an amount equal to one hundred percent (100%) of his annual base salary in effect at the commencement of his disability. In addition, the Company shall pay Employee a prorated portion of any annual bonus amount accrued through the Termination Date, provided, however, that such bonus amount will be paid at the time that such bonus amounts are normally paid by the Company. The CCAIR flight pass privileges currently granted to Employee will continue for the Severance Period. However, such flight pass privileges will be limited to flights on CCAIR only.

                      (iii) Nothing contained herein shall be construed to affect Employee's rights under any disability insurance or similar policy, whether maintained by the Company, Employee or another party.

                      (iv) For purposes of this Agreement, Employee shall be deemed to be disabled when he shall have been absent from his duties on a full time basis for six (6) consecutive months.

                      (v) At the end of any disability (other than a disability that results in the involuntary termination of Employee's employment with the Company), Employee shall return to work and this Agreement shall continue as though such disability had not occurred.

                      (vi) If Employee desires to return to work at the end of any disability, but there is a dispute as to whether he is able to perform his duties hereunder, the Company shall have sole discretion in determining whether Employee is able to perform his duties hereunder on a full-time basis.

               B.     Death.

                      (i) Employee's employment with the Company shall terminate immediately upon Employee's death; provided, however, that the Company shall be obligated to provide Employee with such severance compensation and benefits as hereinafter provided.

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                                                                   EXHIBIT 10.44

                      (ii) In the event Employee's employment with the Company is terminated due to his death, the Company shall continue to provide Employee's dependents with the basic major medical insurance benefits maintained by the Company (provided that such dependents were covered under the applicable Company benefit plan at the time of Employee's death) and shall pay Employee's estate Employee's "Severance Compensation" for the "Severance Period." For purposes of this Paragraph 9B, the Severance Period shall be twelve (12) months from the date of Employee's death. The amount of Employee's Severance Compensation shall be determined as follows: during the Severance Period, an amount equal to one hundred percent (100%) of Employee's annual base salary in effect at the time of his death. In addition, the Company shall pay Employee a prorated portion of any annual bonus amount accrued through the Termination Date, provided, however, that such bonus amount will be paid at the time that such bonus amounts are normally paid by the Company.

                      (iii) Nothing contained herein shall be construed to affect Employee's rights under any life insurance or similar policy, whether maintained by the Company, Employee or another party.

               C. Termination by Employee. Employee may terminate his employment with the Company as provided in paragraph 3. In such event, the Company shall not be liable to Employee for any compensation, bonus or fringe benefits after the date of termination of employment.

               D.     Termination by the Company.

                      (i) Without Cause. The Company may, without cause, terminate this Agreement at any time by giving to Employee fifteen (15) days written notice by Certified Mail, Return Receipt Requested, at the last known residence of Employee, and such termination shall be effective on the fifteenth
(15th) day following the date of such notice (the "Termination Date"). At the option of the Company, Employee's employment shall be immediately terminated upon receipt of the notice, in which case Employee shall continue to receive his full base salary and related benefits through the Termination Date. In addition, the Company shall continue to provide Employee with the basic major medical insurance benefits maintained by the Company and shall pay Employee "Severance Compensation" for the "Severance Period." For purposes of this paragraph D1, the Severance Period shall be twelve (12) months from the Termination Date. The amount of Employee's Severance Compensation shall be determined as follows: during the Severance Period, an amount equal to one hundred percent (100%) of Employee's annual base salary in effect at the Termination Date. In addition, the Company shall pay Employee a prorated portion of any annual bonus amount accrued through the Termination Date, provided however, that such bonus amount will be paid at the time that such bonus amounts are normally paid by the Company. In the discretion of the Company, the Severance Compensation may be paid, in a single lump sum payment or periodic payments in accordance with the reasonable payroll practices of the Company as from time to time in effect for executive personnel (but in no event less often that monthly). The CCAIR flight pass privileges currently granted to Employee will continue for the Severance Period. However, such flight pass privileges will be limited to flights on CCAIR only.

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                                                                   EXHIBIT 10.44

                      (ii) For "Cause". Company may terminate Employee's employment under this Agreement immediately for "cause". In such event, the Company shall not be liable to Employee for any compensation, bonus or benefits after the date of termination of employment. Cause shall be defined as any of the following: (i) unauthorized misconduct in the performance of Employee's duties hereunder, (ii) commission of an act of dishonesty by Employee or personal misconduct, which act is harmful to the Company, (iii) breach of any provision of this Agreement. Any termination under this Paragraph D2 shall take effect immediately upon Employee's receipt of written notice from the Company to Employee.

               E. Acceleration of Stock Options. In the event that Employee's employment is terminated by the Company without "cause" (as defined in Paragraph
9D), as of the applicable Termination Date, any options to purchase shares of common stock of the Company, regardless of when granted and notwithstanding the terms of any applicable option agreement to the contrary, shall become immediately exercisable by written notice by Employee to the President of the Company and shall remain exercisable through the Severance Period. The procedure for exercise shall be the procedure established in the applicable option agreements.

        10.    Nonsolicitation and Confidentiality.

               A. Nonsolicitation. For so long as Employee is an employee of the Company and continuing for one (1) year thereafter, Employee shall not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company: (i) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or, during the then most recent 12-month period, was employed by, or had served as an agent of, the Company or any of its subsidiaries; or (ii) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or was within the then most recent 12-month period, a customer or client (or reasonably anticipated (to the general knowledge of Employee or the public) to become a customer or client) of the Company or any of its subsidiaries.

               B. Confidentiality. Employee covenants and agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company or any of its subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the Company's management, or otherwise in the public domain, with respect to the Company's or any of its affiliates' or subsidiaries', products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with the Company), business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in

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                                                                   EXHIBIT 10.44

which the Company operates other than as a result of disclosure by Employee in violation of his agreements under this paragraph 10B or (ii) Employee is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter of under subpoena or other process of law.

               C. Exclusive Property. Employee confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Employee relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of Employee.

               D. Injunctive Relief. Without intending to limit the remedies available to the Company, Employee acknowledges that a breach of any of the covenants contained in this Section 10 may result in material and irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Section 10 or such other relief as may be required specifically to enforce any of the covenants in this Section 10. If for any reason, it is held that the restrictions under this Section 10 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 10 as will render such restrictions valid and enforceable.

        11. Assignment. This Agreement, as it relates to the employment of Employee, is a personal contract and the rights and interests of Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated. However, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns including, without limitation, any corporation or other entity into which the Company is merged or which acquires all or substantially all of the outstanding common stock or assets of the Company.

        12. Invalid Provisions. The invalidity of any one or more of the clauses or words contained in this Agreement shall not affect the reasonable enforceability of the remaining provisions of this Agreement, all of which are inserted herein conditionally upon being valid in laws; and in the event one or more of the words or clauses contained herein shall be invalid, this instrument shall be construed as if such invalid words or clauses had not been inserted or, alternatively, said words or clauses shall be reasonably limited to the extent that the applicable court interpreting the provisions of this Agreement considers to be reasonable.

        13. Specific Performance. The parties hereby agree that any violation by Employee of the covenants and agreements contained herein shall cause irreparable damage to the Company, and the Company may, as a matter of course, enjoin and restrain said violation by Employee by process issued out of a court of competent jurisdiction, in addition to any other remedies that said court may see fit to award.

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                                                                   EXHIBIT 10.44

        14. Binding Effect: All the terms of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

        15. Waiver of Breach or Violation Not Deemed Continuing. The waiver by the Company of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

        16. Entire Agreement; Law Governing. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, by and between the Company and Employee, and contains all the covenants and agreements among the parties with respect to such subject matter. This Agreement shall be construed in accordance with the laws of the state of North Carolina.

        17. Paragraph Headings. The Paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

        IN WITNESS WHEREOF, the Company has hereunto caused this Agreement to be executed by a duly authorized officer and Employee has hereunto set his hand as of the day and year first above written.




                                                   -----------------------------
                                                   EMPLOYEE


CCAIR, Inc.

                                                   (CORPORATE SEAL)


By:
     ----------------------------------------
        Attest:
               ------------------------------

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